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                                                                      EXHIBIT 99

PRESS RELEASE


                   AMSURG CORP. TO PRESENT AT THE 24TH ANNUAL
                         JPMORGAN HEALTHCARE CONFERENCE



NASHVILLE, Tenn. (Jan. 6, 2006) -- AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Healthcare Conference, hosted by JPMorgan January 9th through January 12th, in San Francisco. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 1:30 p.m. Eastern Time/10:30 a.m. Pacific Time on Wednesday, January 11, 2006. Ken P. McDonald, President and Chief Executive Officer, will be speaking at the conference.

         The live audio webcast and replay of the presentation will be available on the Company's website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2005, AmSurg owned a majority interest in 141 centers and had four centers under development.


                                    Contact:
                                              Claire M. Gulmi
                                              Senior Vice President and
                                              Chief Financial Officer
                                              (615) 665-1283



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